                                                                    EXHIBIT 4.4

                   [FORM OF 7-3/8% SENIOR NOTE DUE 2006, SERIES B]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. (OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                SOLECTRON CORPORATION

                        7-3/8% SENIOR NOTE DUE 2006, SERIES B

No.                                                           CUSIP
    ----                                                            ------------
       Solectron Corporation, a corporation duly organized and validly existing under the laws of the State of California (herein called the "Company'), which term includes any successor corporation under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to ___________ or registered assigns, the principal sum of _________________________________ ($___________) on March 1, 2006, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 1 and September 1 of each year, commencing September 1, 1996, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 7 3/8% (the "Initial Rate") plus Additional Interest (as defined herein), if any, from March 1 or September 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from February 29, 1996, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any February 15 or August 15, as the case may be, and before the following March 1 or September 1, this Note shall bear interest from such March 1 or September 1; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such March 1 or September 1, then this Note shall bear interest from the next preceding
March 1 or September 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from February 29, 1996. The interest payable on the Note pursuant to the Indenture on any March 1 or September 1 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the February 15 or August 15 (whether or not a Business Day) next preceding such March 1 or September 1, as provided in the Indenture, PROVIDED, HOWEVER, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person on the Note register; PROVIDED, HOWEVER, that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such holder in writing to the Company (who shall then furnish written notice to such effect to the Trustee), interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such holder to the Trustee and paying agent (if different from the Trustee).

       Any accrued and unpaid interest (including Additional Interest) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the holder hereof but such accrued and unpaid interest (including Additional Interest) shall be payable on the next March 1 or September 1 to the holder of such Exchange Note on the related record date.

       Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

       This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

       This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

       IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


Dated:            , 1996                    SOLECTRON CORPORATION
       -----------

                                       By:
                                           -------------------------------------
                                            Vice President - Finance

                                       Attest:
                                               ---------------------------------
                                            Senior Vice President, Chief
                                            Financial Officer and Secretary



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.


STATE STREET BANK AND TRUST COMPANY, as Trustee

By:
   --------------------------------
      Authorized Signatory


By:
   --------------------------------
     As Authenticating Agent (if different from Trustee)

                                SOLECTRON CORPORATION

                         7 3/8% SENIOR NOTE DUE 2006, SERIES B


       This Note is one of a duly authorized issue of Notes of the Company, designated as its 7 3/8% Senior Notes due 2006, Series B (herein called the "Notes"), limited to the aggregate principal amount of $150,000,000 all issued or to be issued under and pursuant to an indenture dated as of February 15, 1996 (herein called the "Indenture"), between the Company and State Street Bank and Trust Company as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

       In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

       The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) change the stated maturity of any Note, or reduce the rate or change the time of payment of interest thereon, or reduce the principal amount thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest thereon payable in any coin or currency or at any place other than that provided in the Note, or
(ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or the principal of any of the Notes. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

       No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

       In the event that (a) the rating initially assigned to the Notes by the NAIC (the "Initial Rating") is below NAIC-2 or (b) no Initial Rating has been assigned to the Notes by September 1, 1996, then, in addition to the stated interest at the Initial Rate the Company will permanently pay additional interest at the rate of 0.25% per annum on the principal amount of the Notes (the "Additional Interest"), beginning on (i) in the case of clause (a) above, either (x) the date the Initial Rating is publicly announced or notice thereof is received by the Company or (y) if such public announcement or notice occurs between a record date and an interest payment date, such interest payment date or (ii) in the case of clause (b) above, September 1, 1996 (each of the dates described in clause (i) and (ii) an "Interest Adjustment Date"); PROVIDED, HOWEVER, that the Company will not pay Additional Interest if the Initial Rating is NAIC-2 or better, notwithstanding a change in the NAIC rating assigned to the Notes subsequent to the determination of the Initial Rating or any other event; and PROVIDED, FURTHER, that there will not be more than one adjustment for Additional Interest. If the Interest Adjustment Date occurs during an interest payment period, the Notes will bear interest for such interest payment period at a rate per annum equal to the weighted average of (a) the Initial Rate and (b) the Initial Rate plus 0.25%, which weighted average shall be calculated by multiplying the Initial Rate, or the Initial Rate plus 0.25%, as applicable, by the number of days such interest rate is in effect during each month of such interest payment period, determining the sum of such products, and dividing such sum by the number of days in such interest payment period.

       All calculations pursuant to the preceding paragraph (and an other calculations of interest on the Notes) shall be made on the basis of a 360-day year consisting of twelve 30-day months.

       The Notes are issuable in registered form without coupons in denominations of $ 1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

       The Notes are not subject to redemption prior to maturity.

       Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

       The Company, the Trustee, any authenticating agent, any paying agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

       No recourse for the payment of the principal of or interest, including any Additional Interest, on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, an such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

       Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                    ABBREVIATIONS

       The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common   UNIF GIFT MIN ACT -         Custodian
                                                      --------          -------
TEN ENT -  as tenants by the                           (Cust)           (Minor)
           entireties             under Uniform Gifts to Minors  Act

JT TEN -   as joint tenants with  ----------------------------------------------
           right of survivorship                       (State)
           and not as tenants in
           common


                      Additional abbreviations may also be used
                            though not in the above list.

                                      ASSIGNMENT


       For value received _______________________ hereby sell(s), assign(s) and transfers(s) unto ______________________ (Please insert name, social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.



Dated:
      ------------------           ---------------------------------------------


                                   ---------------------------------------------
                                                 Signature(s)

                                  Signature(s) must be guaranteed by an
                                  eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15 if Notes are to be delivered other than to and in the name of the registered holder.



                                   ---------------------------------------------
                                                 Signature Guarantee